Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts: Alicia Davis (248) 447-1781 Joel Elsesser (248) 447-5512

Lear Reports First Quarter 2019 Results

SOUTHFIELD, Michigan, April 26, 2019 — Lear Corporation (NYSE: LEA), a global automotive technology leader in seating and electrical and electronic systems, today reported results for the first quarter 2019. Highlights include:

•	Sales of $5.2 billion, compared to $5.7 billion in the first quarter 2018

•	Net income of $229 million and adjusted net income of $253 million, compared to $354 million and $345 million, respectively, in the prior year

•	Core operating earnings of $378 million, compared to $491 million in the first quarter 2018

•	Earnings per share of $3.73 and adjusted earnings per share of $4.00, compared to $5.16 and $5.10, respectively, in the prior year

•	Acquired Xevo Inc., a leader in connected car software and data-driven user experiences

•	Replenished share repurchase authorization to $1.5 billion and increased quarterly dividend by 7% to $0.75 per share

•	Won 2019 Automotive News PACE Award for ConfigurE+, a powered, adaptable seat rail system

•	Moody’s upgraded Lear’s senior unsecured debt rating to Baa2

“In the first quarter, Lear faced challenging macroeconomic conditions marked by significant declines in industry production. In addition, we experienced planned, yet significant, downtime, as our customers shut down their operations to change over to new models. However, because of Lear’s strong execution capabilities, industry-leading cost structure and relentless focus on operational excellence, we were able to deliver solid results,” said Ray Scott, Lear’s President and Chief Executive Officer. “Our financial and operational strength have allowed us to continue to invest for the future. The recently completed acquisition of Xevo reflects our ongoing commitment to developing capabilities and technologies that are aligned with the key trends reshaping the automotive industry.”

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First Quarter Financial Results

(in millions, except per share amounts)

	2019	2018
Reported
Sales	$5,160.1	$5,733.7
Net income	$228.9	$353.7
Earnings per share	$3.73	$5.16
Adjusted (1)
Core operating earnings	$378.2	$490.5
Adjusted net income	$252.7	$344.5
Adjusted earnings per share	$4.00	$5.10

Sales in the first quarter decreased 10% to $5.2 billion. Excluding the impact of foreign exchange, sales were down 5%, reflecting lower production on key Lear platforms, partially offset by the addition of new business.

Core operating earnings were $378 million, or 7.3% of sales, compared to $491 million, or 8.6% of sales, in 2018. The decline in margins primarily reflects the decrease in sales, partially offset by favorable operating performance. In the Seating segment, margins and adjusted margins were 6.4% and 7.6% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 10.3% and 11.3% of sales, respectively.

Earnings per share were $3.73. Adjusted earnings per share were $4.00 per share, down from $5.10 per share in 2018, reflecting lower operating earnings, partially offset by a reduced share count.

In the first quarter of 2019, net cash provided by operating activities was $52 million and free cash flow (1) was ($71) million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Xevo Acquisition

On April 17, 2019, Lear completed the acquisition of Xevo Inc. (“Xevo”), a Seattle-based, Tier 1 automotive supplier of software solutions for cloud, car and mobile devices that are deployed in millions of vehicles worldwide. Xevo’s Journeyware suite of products combines a user-friendly interface with a cloud-based framework that allows drivers to seamlessly interact with in-car content and mobile applications utilizing real-time data. Xevo Market, an automotive commerce platform, connects consumers with popular food, fuel, parking, hotel and retail brands through in-vehicle touchscreens, voice assistance and OEM-branded mobile applications.

Xevo will enhance Lear’s capabilities in software, services and data analytics, as well as its market position in connectivity. In addition, Xevo’s 300 world-class employees bring tremendous talent and expertise to further strengthen the Lear team.

The transaction is valued at approximately $320 million on a cash and debt free basis. Lear intends to fund the transaction through a debt financing.

ConfigurE+ Wins Automotive News PACE Award

On April 8, 2019, Automotive News recognized Lear’s powered, adaptable seat rail system, ConfigurE+, as a 2019 PACE Award winner.

ConfigurE+ was jointly developed by engineers in Lear’s Seating and E-Systems divisions and is the industry’s first reconfigurable seat rail system with power. The technology allows vehicle seats to be easily fixed to floor-mounted rails and customized to many different adaptations without cumbersome latches, hooks or wire harnesses. The powered rails enable electrical features such as reclining, heat/cool functionality and charging for smart devices.

Potential applications for ConfigurE+ include SUV and van applications in today’s automotive market. For future autonomous and ride-sharing applications, any vehicle with a flat load floor will be able to accommodate the technology.

Share Repurchase Program

During the first quarter of 2019, we repurchased 804,270 shares of our common stock for a total of $118 million. As of the end of the first quarter, we had a remaining share repurchase authorization of $1,465 million, which expires on December 31, 2021, and reflects approximately 16% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 49 million shares of our common stock for a total of $4.3 billion at an average price of $88.17 per share. This represents a reduction of approximately 47% of our shares outstanding since the time we began the program.

Full Year 2019 Financial Outlook

Our full year 2019 financial outlook is unchanged from the prior outlook, other than with respect to an increase in interest expense associated with financing the Xevo acquisition.

Current Outlook
Net Sales	$20.9 - $21.7 billion
Core Operating Earnings	$1,600 - $1,700 million
Adjusted EBITDA	$2,120 - $2,220 million
Interest Expense	≈$100 million
Effective Tax Rate	22% - 23%
Adjusted Net Income	$1,080 - $1,170 million
Restructuring Costs	≈$140 million
Capital Spending	≈$700 million
Free Cash Flow	$850 - $950 million

Our financial outlook is based on IHS industry production assumptions for our vehicle platforms, as well as customer production schedules and internal estimates.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Webcast Information

Lear will webcast a conference call to review the Company’s first quarter 2019 financial results and related matters on April 26, 2019, at 8:30 a.m. EDT, through the investor relations link at lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international) with the Conference I.D. of 1697928. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages, which, together with this press release, have been posted on the Company’s website through the investor relations link at lear.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear is a global automotive technology leader in seating and electrical and electronic systems. Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 169,000 employees located in 39 countries. Lear is recognized as one of the World’s Most Admired Companies by Fortune and currently ranks #148 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation. Lear is where passion drives possibilities.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	March 30,	March 31,
	2019	2018
Net sales	$5,160.1	$5,733.7

Cost of sales	4,686.9	5,102.3
Selling, general and administrative expenses	148.3	155.4
Amortization of intangible assets	12.7	13.1
Interest expense	20.9	20.7
Other (income) expense, net	4.4	(5.6)

Consolidated income before income taxes and equity in net income of affiliates	286.9	447.8
Income taxes	43.1	77.7
Equity in net income of affiliates	(2.3)	(4.1)

Consolidated net income	246.1	374.2
Net income attributable to noncontrolling interests	17.2	20.5

Net income attributable to Lear	$228.9	$353.7

Diluted net income per share available to Lear common stockholders	$3.73	$5.16

Weighted average number of diluted shares outstanding	63.1	67.6

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	March 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,199.4	$1,493.2
Accounts receivable	3,468.8	2,880.3
Inventories	1,200.5	1,196.8
Other	728.9	710.2

	6,597.6	6,280.5

Long-Term:
PP&E, net	2,593.3	2,598.1
Goodwill	1,406.3	1,405.3
Other	1,764.8	1,316.8

	5,764.4	5,320.2

Total Assets	$12,362.0	$11,600.7

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$14.9	$9.9
Accounts payable and drafts	3,094.4	2,862.8
Accrued liabilities	1,791.3	1,615.0
Current portion of long-term debt	13.8	12.9

	4,914.4	4,500.6

Long-Term:
Long-term debt	1,938.6	1,941.0
Other	958.7	640.4

	2,897.3	2,581.4

Redeemable noncontrolling interest	156.6	158.1

Equity	4,393.7	4,360.6

Total Liabilities and Equity	$12,362.0	$11,600.7

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	March 30,	March 31,
	2019	2018
Net Sales
North America	$1,876.1	$2,055.1
Europe and Africa	2,171.4	2,443.2
Asia	955.7	1,044.1
South America	156.9	191.3

Total	$5,160.1	$5,733.7

Content per Vehicle [1]
North America	$439	$469
Europe and Africa	$376	$402

Free Cash Flow [2]
Net cash provided by operating activities	$51.6	$236.8
Capital expenditures	(122.8)	(162.8)

Free cash flow	$(71.2)	$74.0

Depreciation and Amortization	$123.6	$120.2

Diluted Shares Outstanding at end of Quarter [3]	62,768,314	66,847,903

Core Operating Earnings [2]
Net income attributable to Lear	$228.9	$353.7
Interest expense	20.9	20.7
Other (income) expense, net	4.4	(5.6)
Income taxes	43.1	77.7
Equity in net income of affiliates	(2.3)	(4.1)
Net income attributable to noncontrolling interests	17.2	20.5
Restructuring costs and other special items -
Costs related to restructuring actions	55.9	24.0
Acquisition costs	1.0	0.4
Favorable tax ruling in a foreign jurisdiction	(1.5)	—
Other	10.6	3.2

Core operating earnings	$378.2	$490.5

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$235.6	$348.3
Redeemable noncontrolling interest	(6.7)	5.4

Net income attributable to Lear	228.9	353.7
Restructuring costs and other special items -
Costs related to restructuring actions	55.9	24.0
Acquisition costs	1.0	0.4
Litigation	—	0.3
Gain related to affiliate	—	(10.0)
Favorable tax ruling in a foreign jurisdiction	(2.0)	—
Other	6.1	3.4
Tax impact of special items and other net tax adjustments [4]	(37.2)	(27.3)

Adjusted net income attributable to Lear	$252.7	$344.5

Weighted average number of diluted shares outstanding	63.1	67.6

Diluted net income per share available to Lear common stockholders	$3.73	$5.16

Adjusted earnings per share	$4.00	$5.10

[1]	Content per Vehicle for 2018 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	March 30, 2019	March 31, 2018
Adjusted Segment Earnings
Seating
Net sales	$3,913.7	$4,329.9

Segment earnings	$252.3	$339.5
Costs related to restructuring actions	46.2	19.2
Favorable tax ruling in a foreign jurisdiction	(1.5)	—
Other	0.3	(0.5)

Adjusted segment earnings	$297.3	$358.2

Adjusted segment margins	7.6%	8.3%

E-Systems
Net sales	$1,246.4	$1,403.8

Segment earnings	$128.3	$190.8
Costs related to restructuring actions	9.5	2.7
Other	2.5	3.9

Adjusted segment earnings	$140.3	$197.4

Adjusted segment margins	11.3%	14.1%